ASSET ACQUISITION AGREEMENT

BETWEEN

GREAT WALL BUILDERS LIMITED,
A TEXAS CORPORATION

AND

DPOLLUTION International, Inc.
A Nevada Corporation

ASSET ACQUISITION AGREEMENT

This Asset Acquisition Agreement (the "Amended Agreement") is made and entered this 19th day of March 2012, by and between Great Wall Builders Limited, a Texas corporation ("GWBU"), and DPOLLUTION International Inc , a public company trading under the symbol RMGX with corporate address 4141 Sherbrooke Street West , Suite 200 , Westmount , P.Q , Canada,H3Z 1B8 ("DPOLLUTION"). GWBU and DPOLLUTION are referred to collectively herein as the "Parties," and individually as a "Party."

RECITALS

WHEREAS, DPOLLUTION holds certain intellectual property related to manufacturing and distributing an electro-cracking device designed to reduce emissions, lower fuel consumption and improve engine performance (the "Product");

WHEREAS, this Agreement contemplates a transaction in which GWBU will acquire various assets related to the formulation, sales, marketing, distribution, trademarks, know-how, trade secrets, supply lists, world-wide rights and other assets and intellectual property of any kind, relating directly or indirectly to the manufacturing, formulation, creation, sales and distribution of the Product, held or otherwise owned or controlled by DPOLLUTION, in any capacity (any right, title or interest in the foregoing as the same relates to the Product, either held, or otherwise owned, by DPOLLUTION shall be referred to hereinafter as the "Acquired Assets"), in return for the consideration set forth in Section 2(b) below; and,

WHEREAS, the foregoing recitals are true and accurate and express the intentions of the Parties hereto and are hereby incorporated by this reference into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and intending to be legally bound, the Parties agree as follows:

Section 1. Definitions.

"Acquired Assets" means all assets related to the formulation, sales, marketing, distribution, Trademark, know-how, trade secrets, supply lists, world-wide rights and other assets and intellectual property of any kind, relating directly or indirectly to the manufacturing, sales and distribution of the Product, held or otherwise owned or controlled by DPOLLUTION, in any capacity.

"Closing" has the meaning set forth in Section 2(c) below.

"Closing Date" has the meaning set forth in Section 2(c) below.

"Company" has the meaning set forth in the preface above.

"Confidential Information" means any information concerning the business and affairs of DPOLLUTION which is not already generally available to the public.

"Knowledge" means actual knowledge after reasonable investigation.

"Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), or business prospects of DPOLLUTION, or to the ability of any Party to consummate timely the transactions contemplated hereby.

"DPOLLUTION" has the meaning set forth in the preface above.

"Product" means a certain electro-cracking device known as START.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity or any department, agency, or political subdivision thereof.

"Securities Act" means the Securities Act of 1933, as amended.

Section 2. Basic Transaction.

(a) Acquisition of Assets. Upon satisfaction of all of the conditions to the obligations of the Parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), DPOLLUTION shall sell, transfer, convey, assign and deliver to GWBU, and GWBU shall purchase from DPOLLUTION, at the Closing, all of DPOLLUTION's world-wide right, title and interest in and to the Acquired Assets, including any and all assets, properties, goodwill and any rights related thereto of DPOLLUTION used in conjunction with the Acquired Assets, as a going concern, of every nature, kind and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of DPOLLUTION, as more specifically set forth in Exhibit A hereto, for the consideration specified below in this Section 2 (the "Acquisition"). It is expressly understood that the sale of the Acquired Assets shall include the following:

(i) Product. All currently produced batches of the Product and any materials currently on hand that have been purchased for production of additional batches, with DPOLLUTION also transferring to GWBU all necessary information for production and exclusive ownership of the Product, and DPOLLUTION agreeing that he will not be involved in the future production or distribution of the Product, unless agreed upon by both parties, such Product being as-is, without any representation or warranty;

(ii) Intellectual Property. Any and all intellectual property, to include but not be limited to: (i) any and all patents, including that certain (Italy) Patent Registration No. MO2010A000171, as set forth in Exhibit A, (ii) trademark applications, (iii) trademarks, (iv) patent applications, (v) copyrights and (vi) copyright applications, (vii) trade secrets, (viii) know-how, relating to the Product and held by DPOLLUTION, and (ix) all other intangible assets, in DPOLLUTION's possession or that may be reasonably acquired by GWBU relating to all customer lists, vendor and supplier lists and any other proprietary information and trade secrets relating to the Acquired Assets;

(iii) Production Standards. DPOLLUTION shall convey and transfer to GWBU any and all intellectual property and other intangible assets as may be necessary to for GWBU to purchase, create and manufacture the Product to the exact standards that the Product has been manufactured in the past, including any all supplier and/or vendor information, setting forth complete and accurate information relating to the acquisition of any and all raw materials related to the manufacturing of the Product and any and all notes or documents related to the purchase, creation and manufacturing of the Product, including know-how and trade secrets;

(iv) Promotional Rights. All marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, or rights against any other Person in respect of any of the foregoing and all other promotional properties, in each case primarily used or useful or developed or acquired by DPOLLUTION for use in connection with the ownership and operation of the Acquired Assets in DPOLLUTION's possession;

(v) Books and Records. All papers, documents, computerized databases and records of DPOLLUTION related to the Acquired Assets, including without limitation, all sales records, marketing records, purchase records, accounting and financial records, maintenance and production records, vendor lists and information. The foregoing shall specifically include, any and all documents, reports, financial information and audits pertaining to the Product, or electronic or video graphic records, including website materials, relating to the evaluation, production and distribution of the Product and held by any company controlled by DPOLLUTION or in DPOLLUTION's possession.

(b) Consideration. In exchange for the Acquired Assets, GWBU shall issue 27,306,793 shares of restricted common stock (the "Shares"). DPOLLUTION acknowledges and agrees that:

(i) the Shares have not been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state

securities laws; and

(ii) GWBU has not undertaken to register any of the Shares under the 1933 Act.

(c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of GWBU, commencing at 9:00 a.m. local time on the same business day the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Parties may mutually determine (the "Closing Date"), but in no event later than March 28, 2012, unless otherwise agreed to in a written document signed by GWBU and DPOLLUTION.

(d) Deliveries at the Closing. At the Closing, (i) DPOLLUTION will deliver to GWBU the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) GWBU will deliver to DPOLLUTION the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) DPOLLUTION will execute, acknowledge such other instruments of transfer, conveyance, and assignment as GWBU and its counsel may reasonably request; and (iv) GWBU will execute, such other instruments of assumption as DPOLLUTION and its counsel may reasonably request. Simultaneously with the Closing, DPOLLUTION shall give GWBU full possession and enjoyment of the Acquired Assets.

Section 3. DPOLLUTION's Representations and Warranties. DPOLLUTION represents and warrants to GWBU that the statements contained in this Section 3 are true and correct in all aspects as of the date of this Agreement and will be true and correct as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.

(a) Organization of DPOLLUTION. DPOLLUTION is a Corporation duly organized, validly existing, and in good standing under laws of the State of Nevada.

(b) Authorization of Transaction. DPOLLUTION has full power and authority to execute and deliver this Agreement and to dispose of, sell, transfer, convey, assign and deliver the Acquired Assets, as provided in Exhibit A attached hereto and are free and clear of any liens, of any kind as provided herein. This Agreement constitutes the valid and legally binding obligation of DPOLLUTION, enforceable in accordance with its terms and conditions.

(c) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, including the assignments and assumptions referred to in Section 2 above, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which DPOLLUTION is subject or any provision of the charter or bylaws of DPOLLUTION or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which DPOLLUTION is a party or by which it is bound or to which any of its assets is, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect. DPOLLUTION needs to give no notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, including the assignments and assumptions referred to in Section 2 above, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the Transaction.

(d) Brokers' Fees. DPOLLUTION has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which GWBU could become liable or obligated.

(e) Legal Compliance. DPOLLUTION has complied with all applicable laws, including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder of federal, state, local, and foreign governments, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

(f) Tax Matters. DPOLLUTION has neither been required to file any tax returns nor entered into any transaction that would give rise to a taxable event as of the date hereof.

(g) Tangible Assets. The tangible assets that DPOLLUTION owns or leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair subject to normal wear and tear.

(h) Ownership. DPOLLUTION has, and will have at the Closing, good, valid and marketable title to all of the Acquired Assets, free and clear of any liens. DPOLLUTION has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Acquired Assets or its business. No third party has any option or right to acquire DPOLLUTION's business or any of the Acquired Assets.

(i) Intellectual Property. DPOLLUTION owns, free and clear of any Encumbrance, or has the valid right to transfer the Trademark used by DPOLLUTION in conjunction with the Acquired Assets. DPOLLUTION has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. DPOLLUTION makes no representation of warranty in respect of any other intellectual property, and GWBU confirms it has been allowed to conduct due diligence satisfactory to GWBU, and GWBU agrees that any intellectual property of DPOLLUTION is taken as-is.

(i) DPOLLUTION has no agreements with any Person pursuant to which DPOLLUTION obtains rights to intellectual property material to the Acquired Assets that is owned by a Person other than DPOLLUTION.

(ii) DPOLLUTION has taken reasonable precautions (i) to protect its rights in the Trademark and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential intellectual property, related to the Acquired Assets and to DPOLLUTION's knowledge, there have been no acts or omissions by DPOLLUTION, the result of which would be to materially compromise the rights of DPOLLUTION to apply for or enforce appropriate legal protection of DPOLLUTION's intellectual property.

(j) Litigation. DPOLLUTION (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor (ii) is a party to or, to the knowledge of DPOLLUTION, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

(k) Environmental, Health, and Safety Matters. DPOLLUTION (i) has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements; and (ii) without limiting the generality of the foregoing, DPOLLUTION has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to environmental, health, and safety requirements for the operation of its business.

(l) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

Section 4. GWBU's Representations and Warranties. GWBU represents and warrants to DPOLLUTION that the statements contained in this Section 4 are true and correct in all aspects as of the date of this Agreement and will be true and correct as of the Closing Date, as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.

(a) Organization of GWBU. GWBU is a Corporation duly organized, validly existing, and in good standing under laws of the State of Texas.

(b) Authorization of Transaction. GWBU has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of GWBU, enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by GWBU.

(c) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, including the assignments and assumptions referred to in Section 2 above, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which GWBU is subject or any provision of its charter, or other governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which GWBU is a party or by which it is bound or to which any of its assets are subject.

(d) Brokers' Fees. GWBU has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which DPOLLUTION could become liable or obligated.

Section 5. Pre-Closing and Post-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a) General. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary and advisable in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below.

(b) Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred herein.

(c) Full Access. DPOLLUTION will permit GWBU and its representatives, including legal counsel and accountants, to have full access, and in a manner so as not to interfere with the normal business operations of DPOLLUTION, to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to DPOLLUTION within a reasonable amount of time from the date of any such request, but in each such case within ten (10) business days from the request. All such requests for access under this Section shall be delivered via email to an authorized agent or via facsimile to DPOLLUTION. GWBU will treat and hold as such any Confidential Information it receives from any Shareholder and DPOLLUTION in the course of the reviews contemplated by this Section 5(d), and will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Shareholders and DPOLLUTION all tangible embodiments of the Confidential Information that are in its possession.

(d) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(d); however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(e) Exclusivity. DPOLLUTION will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of DPOLLUTION including any acquisition structured as a merger, consolidation, or membership purchase agreement or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

Section 6. Conditions to Obligation to Close.

(a) Conditions to GWBU's Obligation. The obligation of GWBU to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(ii) DPOLLUTION shall deliver to GWBU, within five (5) days from the date of execution hereof, any and all documentation relating to DPOLLUTION's acquisition and ownership of the Assets. On the Closing Date, DPOLLUTION shall deliver any and all documentation relating to the Acquired Assets such documentation shall include all papers, documents, computerized databases and records of DPOLLUTION relating to the Acquired Assets in DPOLLUTION's possession, including without limitation all corporate, marketing records, purchase records, accounting and financial records and maintenance and production records, documents and information relating to the production and manufacturing, including know-how, trade secrets, and other reasonable documents as requested by GWBU relating to the Acquired Assets (the "Deliveries"). DPOLLUTION's Deliveries shall be treated as confidential information and if for any reason DPOLLUTION's Deliveries are delivered to GWBU, but the transaction does not complete, all of DPOLLUTION's Deliveries will be returned to DPOLLUTION, and GWBU will not retain, directly or indirectly, any copies thereof.

(iii) DPOLLUTION shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case DPOLLUTION shall have performed and complied with all of such covenants in all respects through the Closing;

(iv) DPOLLUTION shall have, if necessary, procured all of the third-party consents specified in Section 5(b) above;

(v) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and, (C) adversely affect the right of GWBU to acquire the Acquired Assets;

(vi) all actions to be taken by DPOLLUTION in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to GWBU; and

(vii) DPOLLUTION shall have performed all necessary actions to transfer legal title of the Acquired Assets to the name of GWBU, or its assigns.

(b) Conditions to DPOLLUTION's Obligation. The obligation of DPOLLUTION to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) DPOLLUTION will execute and deliver to GWBU a Bill of Sale and Assignment Agreement in substantially the form attached hereto as Exhibit B, together with such other instruments of conveyance and evidence of the transfer of title to the Acquired Assets from DPOLLUTION to GWBU as GWBU may reasonably request. All instruments of conveyance shall be free of all encumbrances and shall be in form and content reasonably acceptable to counsel for GWBU and DPOLLUTION.

(ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(iii) GWBU shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case GWBU shall have performed and complied with all of such covenants in all respects through the Closing;

(iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and,

(v) all actions to be taken by GWBU in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to DPOLLUTION.

Section 7. Termination.

(a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(i) GWBU and DPOLLUTION may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) GWBU may terminate this Agreement by giving written notice to DPOLLUTION at any time prior to the Closing (A) in the event DPOLLUTION has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, GWBU has notified DPOLLUTION of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 28, 2012, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from GWBU itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iii) DPOLLUTION may terminate this Agreement by giving written notice to GWBU at any time prior to the Closing (A) in the event GWBU has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, DPOLLUTION has notified GWBU of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 28, 2012, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from DPOLLUTION itself breaching any representation, warranty, or covenant contained in this Agreement).

(b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, provided; however, that the confidentiality provisions contained in Section 8(e) above shall survive termination.

Section 8. Miscellaneous.

(a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder.

(b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party, provided; however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure.

(c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d) Indemnity. GWBU and DPOLLUTION shall each indemnify each other, and the other Party's members, officers, partners, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any instrument, certificate or document contemplated hereby, the performance by the Parties of their respective obligations hereunder or the consummation of the transactions contemplated hereby, and (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto.

(e) Confidentiality. Except as provided herein, the existence and the terms of this Agreement shall be maintained in confidence by the Parties hereto and their respective officers, members, and employees. Except as compelled to be disclosed by judicial or administrative process or by other requirements of law, legal process, rule or regulation (including to the extent required in connection with any filings made by the Parties or their controlling affiliates with the Securities and Exchange Commission) all public announcements, notices, or other communications regarding such matters to third parties, including without limitation any disclosure regarding the transactions contemplated hereby, shall require the prior approval of all Parties hereto.

(f) Entire Agreement. This Agreement, including the documents referred to herein, constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(g) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. Notwithstanding the above, it is agreed and understood that GWBU may hold the Acquired Assets either directly in its name or in the name of a subsidiary.

(h) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(i) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(j) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

(k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by GWBU and DPOLLUTION. No waiver by any Party of any provision of the Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(m) Expenses. Each Party including GWBU, the Shareholders, and DPOLLUTION will bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, provided; however, that the Shareholders will (subject to the following further proviso) also bear the costs and expenses of DPOLLUTION (including all of their legal fees and expenses) in connection with this Agreement and the transactions contemplated hereby.

(n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

GREAT WALL BUILDERS LIMITED

By: Peter Even Bell
Its: President

DPOLLUTION International Inc

President

EXHIBIT A

ASSETS PURCHASED

1. Intellectual Property shall include but not be limited to the following:

   - All designs and specifications for START
   - Associated patents
   - Domain names

2. 100% Ownership of all world-wide marketing, manufacturing and distribution rights to START

EXHIBIT B

BILL OF SALE AND ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS THAT, for value received, the undersigned, Danielle DPOLLUTION ("DPOLLUTION"), does hereby sell, assign, convey and transfer unto Great Wall Builders Limited, a Texas corporation ("GWBU"), all of DPOLLUTION's right, title and interest in and to the assets (the "Assets") more particularly described on Exhibit "A" attached hereto and made a part hereof.

DPOLLUTION hereby warrants to GWBU, its successors and assigns, that DPOLLUTION is the rightful owner of the Assets conveyed; that DPOLLUTION is conveying to GWBU good and merchantable title to all of the Assets conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature; and that DPOLLUTION (and DPOLLUTION's successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever.

DPOLLUTION hereby covenants and agrees that it will, at the request of GWBU and without further consideration, execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in GWBU, its successors and assigns, good and merchantable title to the Assets conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put GWBU in control and possession thereof.

DPOLLUTION does hereby irrevocably constitute GWBU, its successors and assigns, as DPOLLUTION's true and lawful attorney-in-fact, with full power of substitution, in DPOLLUTION's or GWBU's name, to claim, demand, collect and receive the Assets conveyed.

This instrument shall be binding on DPOLLUTION and its successors and assigns, and shall inure to the benefit of GWBU and its successors and assigns.

Dated this 26th day of March, 2012.

GREAT WALL BUILDERS LIMITED

By: Peter Even Bell
Its: President

DPOLLUTION International Inc

By: Tony Zhang
Its: President